Exhibit 99.1

Shore Bancshares, Inc. and Severn Bancorp, Inc. Announce Execution of Merger Agreement Creates 3rd Largest Bank Headquartered in Maryland

Highlights of the Announced Transaction:

•	Creates 3rd largest bank headquartered in Maryland
•	The combined company will have 29 branch locations, providing increased market opportunities for current Severn products and services
•	Enables Shore to continue expanding its Maryland market area by entering the greater Annapolis market, increasing its presence in Maryland by over 50% to $2.3 billion in deposits
•	Increased scale provides improved opportunities to enhance efficiencies and leverage investment in technology
•	Diversification of revenue for Shore
•	Significant EPS accretion for Shore
•	Increased liquidity and dividends for Severn shareholders

Easton, Maryland and Annapolis, Maryland, March 3, 2021 - Shore Bancshares, Inc. (NASDAQ: SHBI) ( “Shore”), the holding company of Shore United Bank, and Severn Bancorp, Inc. (NASDAQ: SVBI) (“Severn”), the holding company of Severn Savings Bank, FSB, today announced they have entered into a definitive agreement under which Severn will merge with and into Shore in a stock and cash transaction valued at approximately $146 million (including common stock and stock options), or $11.30 per share of Severn common stock, based on a closing price for Shore’s common stock of $15.64 as of March 2, 2021 and $1.59 per share in cash. Shore expects the transaction to be over 30% accretive to EPS in 2022, based on anticipated cost savings of approximately 35%.

Severn is headquartered in Annapolis, Maryland with $952.6 million in total assets, $679.2 million in gross loans and $806.5 million in total deposits as of December 31, 2020. Severn operates seven banking offices located in Anne Arundel County, Maryland. The transaction will increase Shore’s total assets to approximately $2.9 billion on a pro forma basis as of December 31, 2020.

Lloyd L. “Scott” Beatty, President and Chief Executive Officer of Shore, commented, “The addition of Severn to our organization is very exciting. We will now have a presence in Anne Arundel County which is a wonderful market and fills in a gap in our footprint. The merger also brings new products and talent to our organization.”

“It is an opportunity for Severn to join forces with a larger organization and remain committed to community banking ,” said Alan Hyatt, President and Chief Executive Officer of Severn. “We look forward to the opportunities and benefits this combination will bring to our shareholders, in terms of prospects for future earnings growth, immediate dividend pick-up and diversification, as well as to clients, employees and the many communities we serve.”

Transaction Details

Under the terms of the definitive agreement, which was unanimously approved by the Board of Directors of both companies, holders of Severn common stock will have the right to receive 0.6207 shares of Shore common stock and $1.59 in cash for each share of Severn common stock they own. Since the exchange ratio will be fixed at 0.6207, the common stock value of the consideration will float with Shore’s stock price. The cash portion of the consideration will be fixed at $1.59 per share.

Existing Shore shareholders will own approximately 59.6% of the outstanding shares of the combined company and Severn shareholders are expected to own approximately 40.4%. Shore will appoint four Severn directors to the Shore Board, including Mr. Hyatt. Mr. Beatty will continue as Chief Executive Officer of the combined company and Mr. Hyatt will serve as Chairman of the Board of Directors.

The transaction is expected to close in the third quarter of 2021, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approval from Shore and Severn shareholders. Severn directors, executive officers and certain shareholders have entered into agreements with Shore pursuant to which they have committed to vote their shares of Severn common stock in favor of the merger of Severn with and into Shore. Shore directors and executive officers have entered into agreements with Severn pursuant to which they have committed to vote their shares of Shore common stock in favor of the issuance of shares of Shore to Severn shareholders in the merger. For additional information about the proposed merger of Severn with and into Shore, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”) today.

Janney Montgomery Scott LLC acted as financial advisor to Shore in the transaction and delivered a fairness opinion to the Board of Directors of Shore. Holland & Knight LLP served as legal counsel to Shore. Piper Sandler & Co. acted as financial advisor to Severn and delivered a fairness opinion to the Board of Directors of Severn. Luse Gorman, PC served as legal counsel to Severn.

A presentation regarding the merger announcement will be filed with the SEC and made available at the SEC’s website, www.sec.gov, or by accessing Shore’s website at www.shorebancshares.com under the “Investor Relations” link and then under the heading “Documents.”

About Shore Bancshares, Inc.

Shore Bancshares, Inc. is the largest independent financial holding company headquartered on the Eastern Shore of Maryland. It is the parent company of Shore United Bank. The Bank operates 22 full-service branches in Baltimore County, Howard County, Kent County, Queen Anne’s County, Talbot County, Caroline County, Dorchester County and Wicomico County in Maryland, Kent County, Delaware and Accomack County, Virginia. The Company engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

About Severn Bancorp, Inc.

Severn Bancorp, Inc. is a savings and loan holding company chartered as a corporation in the state of Maryland in 1990. It conducts business primarily through three subsidiaries, Severn Savings Bank, FSB, Mid-Maryland Title Company, Inc. and SBI Mortgage Company. Founded in 1946, Severn Savings Bank is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has seven branches located in Annapolis, Crofton, Edgewater, Glen Burnie, Lothian/Wayson’s Corner, and Severna Park.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Shore and Severn. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Shore’s and Severn’s current expectations and assumptions regarding Shore’s and Severn’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties or other factors such as the COVID 19 pandemic could affect Shore’s or Severn’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between Shore and Severn; the outcome of any legal proceedings that may be instituted against Shore or Severn; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or shareholder approvals, or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Shore and Severn do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Shore and Severn successfully; and the dilution caused by Shore’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of Shore and Severn disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Shore, Severn and factors which could affect the forward-looking statements contained herein can be found in Shore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and its other filings with the SEC, and in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction.

In connection with the proposed merger transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement of Severn and Shore and a prospectus of Shore, which will be distributed to the shareholders of Severn and Shore in connection with their votes on the merger of Severn with and into Shore and the issuance of Shore common stock in the transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents Shore and Severn have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Shore’s website at www.shorebancshares.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing Severn’s website at www.severnbank.com under the “Severn Bank Investors Relation” link and then under the heading “SEC Filings” and “Documents.” In addition, documents filed with the SEC by Shore or Severn will be available free of charge by (1) writing Shore at 18 East Dover Street, Easton, MD 21601, Attention: Edward C. Allen, or (2) writing Severn at 200 Westgate Circle, Suite 200, Annapolis, MD 21404, Attention: Vance Adkins.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Shore may be deemed to be participants in the solicitation of proxies from the shareholders of Shore in connection with the proposed transaction. Information about Shore’s directors and executive officers is included in the proxy statement for its 2020 annual meeting of Shore’s shareholders, which was filed with the SEC on March 13, 2020.

The directors, executive officers and certain other members of management and employees of Severn may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Severn. Information about the directors and executive officers of Severn is included in the proxy statement for its 2020 annual meeting of Severn shareholders, which was filed with the SEC on April 10, 2020.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

For additional information or questions, please contact:

Lloyd L. “Scott” Beatty, Jr.

President and Chief Executive Officer

Shore Bancshares, Inc.

(410) 763-7800

Edward C. Allen

Chief Financial Officer

Shore Bancshares, Inc.

(410) 763-7800

Alan Hyatt

Chairman, President and Chief Executive Officer

Severn Bancorp, Inc.

410-260-2000

Vance Adkins

Chief Financial Officer

Severn Bancorp, Inc.

410-260-2000